UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 20, 2003

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events

On November 20, 2003, Nextel Partners, Inc. (the “Company”) received notice that, in connection with the previously announced public offering of 33 million shares of the Company’s Class A common stock that closed on November 19, 2003, the underwriters have elected to exercise a portion of their over-allotment option to purchase an aggregate of an additional 1,650,000 shares from two of the selling stockholders in the offering, Madison Dearborn Capital Partners II, L.P. and DLJ Merchant Banking Partners, L.P. and certain of its affiliates.  This transaction is expected to close on November 25, 2003 and is subject to standard closing conditions.  The Company will not receive any of the proceeds from the shares offered by the selling stockholders.

The statements in this Form 8-K regarding future aspects relating to the offering and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, and may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: November 21, 2003	By:	/s/ DONALD J. MANNING
Donald J. Manning
Vice President, General Counsel and Secretary